                                                                   Exhibit 10.67

                             MEMORANDUM OF AGREEMENT

                          -----------------------------

This MEMORANDUM OF agreement ("Agreement") is entered into this 10 day of April, 2002 (the "Effective Date"), among H Power Corp., 1373 Broad Street, Clifton, NJ 07013; H Power Enterprises of Canada, Inc. (together "H Power"); ECO Fuel Cells, LLC ("EFC") and Energy Co-Opportunity, Inc. ("ECO"), both of 2201 Cooperative Way, Herndon, VA 20171. These parties are referred to herein singularly as "Party" and collectively as "Parties". Defined terms used, but not otherwise defined herein, shall have the respective meanings set forth in the Second Amended and Restated Fuel Cell Product Operating Agreement, dated April
 ____, 2002, among the Parties (the "Operating Agreement").

WHEREAS: Over the past few years, H Power and EFC have been working together to design, build, and market Fuel Cell Power Systems for all areas in the United States served by Cooperatives;

WHEREAS: the Parties wish to further fund and encourage the marketing of Fuel Cell Power Systems by providing H Power and ECO with additional marketing and distribution opportunities and granting H Power marketing, technical, training, field and other services from EFC;

WHEREAS: the Parties have entered into the Operating Agreement to further these goals and have entered into other agreements in support of such goals, including a "Sales and Marketing Services Agreement among ECO Fuel Cells, LLC, Energy Co-Opportunity, Inc. and H Power Corp." ("Sales and Marketing Agreement"); and a "Test Reporting, Engineering Services and Field Services Agreement among ECO Fuel Cells, LLC, Energy Co-Opportunity, Inc. and H Power Corp." ("Test Reporting Agreement"); and

WHEREAS: the Parties desire to enter into this Agreement to terminate the Memorandum of Agreement, dated December 12, 2001, among the Parties (the "December MOA") and to provide for a commitment by the Parties to explore the development of sustainable fuel cell communities.

NOW, THEREFORE, in consideration of the promises herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. SUSTAINABLE FUEL CELL COMMUNITIES OR SIMILAR APPLICATIONS. Subject to Sections 3. and 7. herein, H Power will provide up to $1,500,000 of start-up funding to EFC, payable as set forth on Attachment A, for development of sustainable fuel cell communities (or similar applications as determined by the Parties) that could include the generation, storage, transmission, distribution and utilization of hydrogen-based fuel cells. EFC and H Power will seek to raise funding from third-party sources for these purposes, including from the government, hydrogen-related suppliers and other private sector sources. If such funds are received by EFC, this $1,500,000 obligation of H Power to EFC shall be reduced by the same amount, or if payment has already been made by H Power to EFC, the funds will be promptly reimbursed to H Power. H Power's payment to EFC shall be reduced by an amount not to exceed One Million Dollars ($1,000,000), less any adjustment for taxes, which EFC receives from the sale of Altair Energy, LLC.

2. FINANCIAL STATEMENTS. ECO and EFC have delivered to H Power the September 2001 unaudited financial statements. ECO and EFC attest that these financial statements have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of ECO and EFC as at the dates and for the periods set forth therein.

----------
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted materials have been filed separately with the Securities and Exchange Commission.

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

      Beginning with the first calendar quarter of 2002, ECO and EFC shall each furnish H Power 1) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited financial statements, all in reasonable detail, fairly presenting the financial position and the results of operations of ECO and EFC as of the end of and through such fiscal quarter; and 2) within one hundred twenty (120) days after the end of each fiscal year, audited financial statements and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of operations of ECO and EFC as of the end of and for such fiscal year together with the opinion of independent certified public accountants, that such financial statements had been prepared in accordance with GAAP.

3. NO MATERIAL ADVERSE CHANGE; DEFAULT. Notwithstanding anything contained in this Agreement to the contrary, H Power shall have no obligation to make any payments to EFC under this Agreement, the Sales and Marketing Agreement and the Test Reporting Agreement, if there has been a "Material Adverse Change." In the event that NRUCFC, as defined herein, declares an event of default under the terms of any of its agreements with ECO and/or EFC, that event, or any violation of Sections 2, 4, and/or 5 of this Agreement, shall be considered a Material Adverse Change under this Agreement.

4. AFFIRMATIVE COVENANTS. From the Effective Date until the end of the Term hereof, ECO and EFC shall:

      A. Prior to January 1, 2003, EFC and/or ECO will provide H Power with its annual operating budget for the calendar year ending December 31, 2003. The budget shall insure that adequate funding is available for EFC and ECO to complete their obligations in this Agreement and to continue in business through December 31, 2003.

      B. Provide H Power and its representatives access during normal business hours to ECO's and EFC's books, accounts and records and all other relevant documents and information as representatives of H Power may from time to time request. Such access may include consultations with the personnel of ECO and EFC and/or professionals and consultants responsible for the preparation of financial statements. ECO and EFC shall make their respective premises and personal property available for inspection by H Power and its representatives during normal business hours;

      C. Notify H Power in writing of (i) any Material Adverse Change in their financial position, earnings or prospects, (ii) any governmental complaints, investigations or hearings to which ECO and/or EFC are a party, (iii) any material pending legal actions to which ECO and/or EFC are a party; or (iv) any threatened legal action.

      D. Operate their businesses as presently operated and only in the ordinary course of business and, consistent with such operation, make commercially reasonable efforts to comply in all respects with all applicable legal and contractual obligations; and

      E. Keep in full force and effect all insurance related to their businesses, comparable in amount and scope of coverage to that now maintained. ECO and EFC will furnish to H Power appropriate certificates of insurance confirming such coverage.

5.    NEGATIVE COVENANTS.

      A.    Notwithstanding any other provisions in this Agreement:

            1. ECO and its affiliates may create a new technology business organization to support innovative technologies and fund it; provided that 100 percent of the funding for this organization shall be provided from sources outside of H Power's funding under this Agreement, the Sales and Marketing Agreement, and the Test Reporting Agreement, unless otherwise agreed to in writing by H Power. Any funding from ECO and EFC for this purpose shall be included in the reporting obligations in
                  Section 4. of this Agreement; and

            2. Nothing in this Agreement shall interfere with any requirements imposed upon ECO or EFC by the National Rural Utilities Cooperative Finance Corporation (NRUCFC) under their existing agreements or new agreements that are necessary to continue or increase funding for ECO or EFC.

      B. ECO and EFC immediately shall notify H Power anytime that there is any "Negative Deviation" from the annual EFC or ECO budget. "Negative Deviation" is defined as a negative change or the prospect of a negative change in excess of fifteen percent (15%) of the net income/(loss) of ECO on a quarterly basis (any accrued interest payments on loans from NRUCFC shall not be included in this calculation). This provision shall not apply to any sales of propane and other equipment that are made after a purchase order for such sales has been received by ECO or such other events as may be agreed to by the Parties in writing from time to time. At H Power's written request, ECO or EFC shall immediately take such steps as may be necessary to bring its budget back into compliance within forty-five
            (45) days or a Material Adverse Change shall be deemed to have occurred.

      C. ECO and EFC agree not to do any of the following if they involve a dollar amount in excess of $50,000 (unless it has been previously budgeted or covered by a customer purchase order):

            1. pledge, or otherwise encumber any shares of their capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants, or options to acquire, any such shares, voting securities, or convertible or exchangeable securities except to extend the terms of its H Power stock sale plan, or as otherwise described in this Agreement, such as the creation of a technology company and to obtain funding from NRUCFC;

            2. acquire, make any investment in, or make any capital contributions to, any person or entity other than in the ordinary course of business;

            3. sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber any of their properties or assets, other than in the ordinary course of business; the sale of any interest in Altair Energy, LLC is excluded from this provision;

            4. a) incur any indebtedness, other than borrowings under existing credit facilities, b) make any loans or advances to any other person or entity, other than routine advances to employees consistent with past practice or c) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

            5. enter into any compromise or settlement of, or take any action with respect to, any litigation or proceeding other than the prosecution, defense, and settlement thereof in the ordinary course of business;

            6. merge or consolidate with, or acquire (except in the ordinary course of business) any of the assets of any other corporation, business or person; and

            7. enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except upon terms no less favorable to ECO and/or EFC than they would obtain in a comparable arm's length transaction with an unaffiliated person.


6. FAILURE TO COMPLY. Notwithstanding anything contained in this Agreement to the contrary, upon ECO's and/or EFC's breach of any of the Affirmative or Negative Covenants set forth in Paragraphs 4 and 5 of this Agreement, H Power shall have the unilateral right to suspend payment of any further monies due to EFC as set forth on Attachment A of this Agreement, and under Attachment A of the Sales and Marketing and Test Reporting Agreements, until such time that ECO and/or EFC cures such breach to H Power's satisfaction.

7. TERM. This Agreement shall terminate when all the provisions are satisfied, but no later than December 31, 2003; except that, notwithstanding any termination of this Agreement, Sections 3, 4, 5 and 6 of this Agreement shall survive and remain in full force and effect until the Sales and Marketing and Test Reporting Agreements have been terminated.

8. NO RIGHTS IN THIRD PARTIES. Nothing contained in this Agreement shall be construed as giving rise to any rights to enforce its provisions to any person or entity not a Party to this Agreement under any legal theory.

9. PARTY'S RELATIONSHIP. Neither Party by this Agreement makes the other Party its legal representative or agent. Neither Party shall assign this Agreement to any other third party, without the other Party's prior written permission, except that ECO Fuel Cells may assign it to a Cooperative Member.

10. DISPUTES. The Parties agree that any and all controversies or claims arising out of or relating to this Agreement, or any alleged breach hereof, shall be resolved by binding arbitration as prescribed herein, upon 30 days' written notice to the other Party. In that event, the Parties each Party shall select one (1) arbitrator and those shall select a third. The three (3) arbitrators will conduct the arbitration under the then current rules of the American Arbitration Association ("AAA"), unless otherwise provided herein. The arbitrator(s) will be selected in accordance with AAA procedures from a list of qualified arbitrators maintained by AAA. The arbitration will be conducted in Washington, D.C. and all expedited procedures prescribed under AAA rules will apply. Unless the Parties otherwise agree, the proceedings will be completed within forty-five (45) days of the Parties' receipt of notice of arbitration. Each Party will bear its own costs and attorney's fees.

11. TERMINATION OF DECEMBER MOA. Effective as of the Effective Date, the December MOA, and each of the terms, provisions and covenants contained therein, shall terminate and be of no further force or effect.

12. ENTIRE AGREEMENT. With the exception of the Operating Agreement, Sales and Marketing Agreement, and the Test Reporting Agreement, this Agreement (including any Schedules and Exhibits attached hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements and undertakings, written or oral, of any nature whatsoever of the Parties hereto with respect to the subject matter hereof.

13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the Parties hereon as signatories.

14. SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

15. MUTUAL COOPERATION. The Parties agree to take such other actions and execute such other documents as shall be necessary to carry out the provisions of this Agreement.


IN WITNESS WHEREOF the undersigned Parties hereby execute this Agreement as of the Effective Date.






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




         H POWER CORP.                      H POWER ENTERPRISES OF CANADA, INC.

         /s/ William L. Zang                /s/ H. Frank Gibbard
         ----------------------------       ----------------------------------

         ECO FUEL CELLS, LLC                   ENERGY CO-OPPORTUNITY, INC.

         /s/ William C. Cetti                  /s/ William C. Cetti
         ---------------------------------     --------------------
         William C. Cetti, President & CEO     William C. Cetti, President & CEO

                                  ATTACHMENT A
            ATTACHMENT OF H POWER'S PAYMENTS TO ECO FUEL CELLS (EFC)


Subject to the terms and conditions set forth in the Agreement, H Power shall make the following payments to EFC:


----------------------------------------------------------------------------------------------------------------------
                                 EFFECTIVE
                                   DATE        QTR 1-2002     QTR 2-2002      QTR 3-2002     QTR 4-2002      SUBTOTAL
======================================================================================================================
SUSTAINABLE FUEL CELL COMM.                        [*}            [*}            [*}            [*}            [*}
======================================================================================================================
                       TOTAL                       [*]            [*]            [*]            [*]            [*]
----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------

                                   QTR 1-2003      QTR 2-2003     QTR 3-2003     QTR 4-2003       TOTALS
===========================================================================================================
SUSTAINABLE FUEL CELL COMM.            [*}            [*}            [*}            [*}            [*]
===========================================================================================================
                       TOTAL           [*]            [*]            [*]            [*]         $1,500,000
-----------------------------------------------------------------------------------------------------------

-----
* Confidential


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